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                           SCHEDULE 14C INFORMATION

                Information Statement Pursuant To Section 14(c)
                      of the Securities Exchange Act 1934




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     Rule 14c-5(d)(2))

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                                 Growth Fund,
             a series of Lincoln Variable Insurance Products Trust
               (Name of Registrant as Specified In Its Charter)

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                   LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
                                  GROWTH FUND
                             INFORMATION STATEMENT
                            DATED JANUARY 26, 2007

This statement provides information concerning a sub-adviser change for the Growth Fund. We are not asking you for a proxy, and you are requested not to send us a proxy.

We previously advised you, via a supplement dated November 1, 2006 to the Trust's prospectus dated May 1, 2006, that the Board of Trustees (the "Board") of Lincoln Variable Insurance Products Trust (the "Trust") unanimously voted and approved BlackRock Investment Management, LLC ("BlackRock") to serve as the new sub-adviser for the Growth Fund (the "Fund"). The former sub-adviser was Fund Asset Management (doing business as Mercury Advisors) ("Mercury"), a subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"). On September 29, 2006, the asset management business of Merrill Lynch, including Mercury, was combined with that of BlackRock, Inc. ("BRI") to form new BlackRock, Inc., a new independent company.

In accordance with an exemptive order dated November 7, 2006 that the Securities and Exchange Commission ("SEC") issued to Delaware Management Company ("DMC"), as the Trust's adviser, and to the Trust, DMC can hire, terminate and replace, as applicable, sub-advisers (except as a general matter, sub-advisers affiliated with DMC) without shareholder approval. The additional information provided in this statement concerning the Fund's sub-adviser change is being provided to you pursuant to the SEC order.

I. Background

At an in-person meeting on August 14, 2006, the Board, including a majority of the Independent Trustees, approved BlackRock to serve as the new sub-adviser, effective September 30, 2006, as well as an interim sub-advisory agreement and a new sub-advisory agreement (the "Agreement") with BlackRock. In connection with this matter, the Board approved at the meeting the termination of the agreement for the Fund with the prior sub-adviser, effective as of the close of business September 30, 2006. On December 1, 2006, DMC and the Fund then entered into the Agreement with BlackRock. BlackRock's appointment as sub-adviser was made in accordance with the SEC exemptive order and does not require shareholder approval.

II.Board Consideration of the New Sub-Adviser

Due to a change in control of Mercury as a result of the combination of the asset management business of Merrill Lynch with that of BRI, Funds Management proposed that BlackRock serves as the Fund's new sub-advisor.

The Independent Trustees reported that they had reviewed materials provided by DMC, Lincoln Life, Mercury and BlackRock prior to the meeting, and had reviewed a memorandum from their independent legal counsel that advised them of, among other matters, their fiduciary duties pertaining to approval of investment sub-advisory agreements and the factors that they should consider in approving such agreements. Among other information, Lincoln Life, DMC, Mercury and BlackRock provided general information to assist the Independent Trustees in assessing the nature, extent and quality of services to be provided, including Form ADVs, information about profitability, compliance policies and procedures, regulatory matters and financial information about BlackRock and BlackRock Inc. The Independent Trustees reviewed the Fund's performance information compared to its Lipper performance peer group. The Independent Trustees and their independent legal counsel met separately from the "interested" Trustee and officers and employees of Lincoln Life and DMC to consider approval of the Agreement. In considering approval of the Agreement, the Independent Trustees did not identify any single factor or group of factors as all-important or controlling and considered a variety of factors. Based upon their review, the Independent Trustees concluded that it was in the best interests of the Fund to approve the Agreement and accordingly, recommended to the Board of Trustees the approval of the Agreement. The Board determined to adopt the following considerations and conclusions of the Independent Trustees.

In considering the approval of the Agreement between DMC and BlackRock on behalf of the Fund, the Independent Trustees considered the nature, extent and quality of services provided by Mercury under the current sub-advisory agreement and the planned acquisition by BlackRock of Mercury. The Independent Trustees considered the services provided by Mercury, the reputation and resources of Mercury and BlackRock, the experience of the portfolio manager and that it was anticipated that the portfolio managers would be the same after the acquisition. The Independent Trustees reviewed the investment performance of the Fund since inception and noted that although the Fund underperformed compared to its Lipper performance peer group that the Fund has outperformed the relevant securities market index and concluded that performance over the short life of the Fund was acceptable. The Independent Trustees considered that the sub-advisory fee schedule was negotiated at arm's length between DMC and Mercury, an unaffiliated third party, and that DMC would compensate BlackRock from its fees. The Independent Trustees also reviewed profitability data provided by Mercury, noted its representation that it does not anticipate any changes to the profitability following its acquisition by BlackRock, and concluded that the profitability to Mercury was not unreasonable. The Independent Trustees considered the sub-advisory fee schedule, and noted Mercury's representation that the fees are consistent with other registered fund clients with the same investment strategy as the Fund's.

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III.The New Sub-Advisory Agreement

The Agreement is substantially similar to the prior sub-advisory agreement with respect to the Fund, other than with respect to the identity of the sub-adviser.

BlackRock will, subject to the supervision of the adviser, DMC, provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including the determination of the purchase, retention, or sale of securities, cash and other investments in accordance with the Fund's investment objectives, policies and restrictions. BlackRock is also authorized to select broker-dealers to execute Fund securities transactions as it deems appropriate. BlackRock shall vote proxies relating to the Fund's investment securities.

BlackRock bears the expenses of all necessary investment and management facilities, including salaries of personnel, for its activities in connection with the services provided under the Agreement.

Except as provided by the Agreement's Indemnification section, BlackRock is not subject to any liability to the Fund or to any shareholder of the Fund for any act or omission connected with or arising out of any services rendered under the Agreement, except by reason of BlackRock's willful misfeasance, bad faith, or gross negligence on the part of BlackRock or by reason of BlackRock's reckless disregard of its obligations and duties under the Agreement. Pursuant to the Indemnification section, BlackRock agrees to indemnify the Adviser and the Fund for, and hold them harmless against, any and all losses, claims, damages, liabilities or litigation to which the Adviser or the Fund may become subject as a result of: (a) any failure by BlackRock to adequately diversify the Fund's investment program pursuant to the requirements and regulations identified in the Agreement, unless the failure has been corrected within any applicable grace period; or (b) any untrue statement of a material fact contained in disclosure provided by BlackRock for inclusion in the Fund's regulatory filings or any omission of a material fact required to be stated and necessary to prevent filing misleading disclosure.

The Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to annual approval by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The Agreement may be terminated without penalty at any time by: (a) any of the parties upon 60 days' prior written notice to the other parties; (b) by the vote of a majority of Trustees of the Trust; or (c) by the vote of a majority of the outstanding voting securities of the Fund.

The prior and new sub-advisory fees for sub-advisory services are set forth in the table below:

         Prior Sub-Advisory Fee                 New Sub-Advisory Fee
         Paid by DMC to Mercury              Payable by DMC to BlackRock
  ------------------------------------- -------------------------------------
                Average Daily                         Average Daily
  Fee       Net Assets of the Fund       Fee      Net Assets of the Fund
  ---   ------------------------------- ----  -------------------------------
  0.40% on the first $500 million       0.40% on the first $500 million
  0.35% on the excess over $500 million 0.35% on the excess over $500 million

The sub-advisory fee due and owing by DMC from January 1, 2006 through September 30, 2006, to the previous sub-adviser of the Fund pursuant to a sub-advisory agreement dated May 1, 2005 was 86,259.71. Had the Agreement been in effect for that same time period, the sub-advisory fees due and owing by DMC to BlackRock would have been the same.

As of December 31, 2006, DMC had the following affiliated brokers: Delaware Distributors, L.P., Lincoln Financial Distributors, Inc., Lincoln Financial Advisors Corporation, The Lincoln National Life Insurance Company, Jefferson Pilot Securities Corporation, and Windward Securities Corporation. As of December 31, 2006, BlackRock, has the following affiliated brokers:

              ABN AMRO Distribution     Merrill Lynch Government
              Services (USA), Inc.*     Securities Inc.
              Berndale Securities Ltd.  Merrill Lynch
                                        International
              BlackRock Distributors,   Merrill Lynch Japan
              Inc.                      Securities Co., Ltd.
              BlackRock Investments,    Merrill Lynch Mexico SA
              Inc.                      de CV Casa de Bolsa
              DSP Merrill Lynch Limited Merrill Lynch Private
                                        (Australia) Limited
              FAM Distributors, Inc.    Merrill Lynch
                                        Professional Clearing
                                        Corp.
              GPC Securities, Inc.      Merrill Lynch S.A.
                                        Correctora de Titulos e
                                        Valores Mobiliarios
              Harris Williams LLC       Merrill Lynch South
                                        Africa (Pty) Limited
              Herzog, Heine, Geduld,    Merrill Lynch, Pierce,
              Inc.                      Fenner & Smith Inc.
              J.J.B. Hilliard, W.L.     MGI Funds Distributor,
              Lyons, Inc.               Inc.
              Merrill Lynch (Asia       ML Petrie Parkman Co.,
              Pacific) Limited          Inc.
              Merrill Lynch             Northern Funds
              (Australia) Futures       Distributors, LLC
              Limited
              Merrill Lynch             Northern Trust
              (Singapore) Pte. Limited  Securities, Inc.
              Merrill Lynch Argentina   Persimmon Securities,
              S.A.                      Inc.
              Merrill Lynch Canada Inc. PFPC Distributors, Inc.

              Merrill Lynch Capital     PNC Brokerage Corp
              Markets Espana, S.A.S.V.
              Merrill Lynch Equities    PNC Capital Markets, Inc.
              (Australia) Limited
              Merrill Lynch Espanola    PNC Investments LLC
              Agencia de Valores S.A.
              Merrill Lynch Far East    PT Merrill Lynch
              Limited                   Indonesia
              Merrill Lynch Financial   State Street Research
              Markets, Inc.             Investment Services, Inc.
              Merrill Lynch Futures     Tat Menkul Degerler A.S.
              (Hong Kong) Limited
              Merrill Lynch Futures
              Asia Limited

*does not result in affiliation with ABN Amro Securities, LLC

For the fiscal year ended December 31, 2006, the Fund paid brokerage commissions to affiliated brokers in the amount of $149.

IV.Information Regarding BlackRock

BlackRock is an indirect wholly owned subsidiary of BlackRock, Inc., which is one of the largest publicly traded investment management firms in the United States with over $1 trillion in assets under management. BlackRock's principal executive offices are located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. The table below provides information concerning the ownership of
BlackRock:

                                               Percentage of voting securities
                                                  owned by immediate parent
  Parent Entity Name           Address                     entity
  ------------------   ----------------------- -------------------------------
  BlackRock, Inc.      40 East 52/nd/ Street      Publicly held (49% --
                       New York, NY 10022         Merrill Lynch & Co; 34%
                                                  -- PNC Financial Services
                                                  Group, Inc.)
  BlackRock Holdco 1   40 East 52/nd/ Street      100% -- BlackRock, Inc.
  LLC                  New York, NY 10022
  Trident Merger, LLC  40 East 52/nd/ Street      100% -- BlackRock
                       New York, NY 10022         Holdco 1 LLC
  BlackRock Investment 800 Scudders Mills Road    100% -- Trident Merger,
  Management, LLC      Plainsboro, NJ 08536       LLC

Since BlackRock is a limited liability corporation, it has no officers or directors.

V. Information Regarding the Trust

The annual report for the Trust for the fiscal year ended December 31, 2005 has previously been sent to shareholders. That report and the June 30, 2006 semi-annual report is available upon request without charge by contacting the Trust by:

   Regular mail: Lincoln Variable Insurance Products Trust, P.O. Box 2340, Fort Wayne, Indiana 46801

   Express mail: Lincoln Variable Insurance Products Trust, 1300 South Clinton Street, Fort Wayne, Indiana 46802

   Phone: 800-454-6265

   Website: www.lfg.com

The Trust's investment adviser is Delaware Management Company, which is located at 2005 Market Street, Philadelphia, Pennsylvania 19103. The Trust's service providers for certain accounting functions and financial reporting, Delaware Management Holdings, Inc. and Delaware Service Company, Inc., are also located at 2005 Market Street, Philadelphia, Pennsylvania 19103. The Lincoln National Life Insurance Company, which provides various administrative services to the Trust, is located at 1300 South Clinton Street, Fort Wayne, Indiana 46802.

VI.Other Information

In a transaction unrelated to BlackRock serving as the Fund's new sub-adviser, management of the Fund has proposed, and the Board of Trustees has approved, that the Fund merge into the Capital Appreciation Fund. The merger is subject to shareholder approval at a special shareholders' meeting expected to be held in April 2007.

                   PLEASE RETAIN THIS INFORMATION STATEMENT
                             FOR FUTURE REFERENCE

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